Exhibit 10.1

TENTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This Tenth Amendment to Loan and Security Agreement is entered into as of February 6, 2019 (the “Amendment”), by and between EAST WEST BANK (“Bank”), IDENTIV, INC. (“Parent”) and Thursby Software Systems, LLC (“TSS”). TSS and Parent are also referred to herein individually as a “Borrower” and collectively as the “Borrowers”.

RECITALS

Borrowers and Bank are parties to that certain Loan and Security Agreement dated as of February 8, 2017, as amended from time to time, including pursuant to that certain First Amendment to Loan and Security Agreement dated as of March 27, 2017, that certain Second Amendment to Loan and Security Agreement dated as of December 19, 2017, that certain Third Amendment to Loan and Security Agreement dated as of January 30, 2018, and that certain Fourth Amendment to Loan and Security Agreement dated as of February 5, 2018, that certain Fifth Amendment to Loan and Security Agreement dated as of March 6, 2018, that certain Sixth Amendment to Loan and Security Agreement dated as of April 14, 2018, that certain Seventh Amendment to Loan and Security Agreement dated as of July 17, 2018, that certain Eighth Amendment to Loan and Security Agreement dated as of November 1, 2018 and that certain Ninth Amendment to Loan and Security Agreement dated as of January 2, 2019 (collectively, the “Loan Agreement”). The parties desire to amend the Loan Agreement in accordance with the terms set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.    The following definitions in Section 1.1 of the Loan Agreement are amended and restated in their entirety to read as follows:

“Borrowing Base” means an amount equal to (i) eighty five percent (85%) of Eligible Accounts plus (ii) fifty percent (50%) of Eligible Inventory, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrowers; provided however, (x) the total amount of the Borrowing Base with respect to clause (ii) above shall not exceed the lesser of Ten Million Dollars ($10,000,000) or fifty percent (50%) of the total Borrowing Base at any time; (y) any Borrowing Base that is based on an Off-Cycle Borrowing Base Certificate shall retain the amount of Eligible Inventory determined by the most recent Routine Borrowing Base Certificate and any ineligible Accounts stated in such Routine Borrowing Base Certificate shall also be carried over into the Off-Cycle Borrowing Base Certificate; and (z) the Borrowing Base may be revised from time to time by Bank following each Collateral audit or as Bank deems necessary in Bank’s reasonable judgment and after commercially reasonable notice thereof to Borrowers.

“Revolving Line” means a credit extension of up to Twenty Million Dollars ($20,000,000).

“Revolving Maturity Date” means February 8, 2021.

2.    The following is added as a new clause (k) to the end of the defined term “Permitted Indebtedness” set forth in Section 1.1 of the Loan Agreement:

(k) Indebtedness (including Contingent Obligations) with respect to interest rate swap contracts between Parent and Bank in an aggregate notional amount not to exceed $8,000,000 at any time, in form and substance satisfactory to Bank and in accordance with the standards published by the International Swaps and Derivatives Association, Inc., and subject to compliance with Section 4.5.

3.    Section 2.3(a)(i) of the Loan Agreement is amended and restated in its entirety to read as follows:

(i)    Advances. Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding Daily Balance thereof, at a per annum rate equal to three quarters of one percent (0.75%) above the Prime Rate.

4.    The following is added to the end of Section 2.6(a) of the Loan Agreement:

In addition, Borrowers shall pay to Bank on the second anniversary and third anniversary of the Closing Date, a facility fee equal to three tenths of one percent (0.3%) of the Revolving Line, each of which are fully earned and nonrefundable.

5.    The following is added as a new Section 4.5 to the end of Section 4 of the Loan Agreement:

4.5    Cash Collateral. Without limiting any of the other provisions of this Agreement, as security and collateral for the prompt performance of all of Borrowers’ Obligations owing to Bank with respect to clause (k) of Permitted Indebtedness (the “Interest Rate Swap Obligations”), Pledgor pledges and grants to Bank a security interest in the restricted deposit account number maintained at Bank designated by Bank (the “Pledged Account”), together with all monies at any time held therein, all renewals, replacements, proceeds and substitutions thereof, all interest paid thereon, and all other cash and noncash proceeds of the foregoing (all hereinafter called the “Pledged Collateral”). For so long as any Interest Rate Swap Obligations are outstanding, (i) Borrowers shall cause the Pledged Account’s balance to be maintained in such amounts as are required under the contracts between the Bank and the Borrower governing the Interest Rate Swap Obligations, (ii) Bank shall have sole “control” (as defined in the Code) over the Pledged Account and the Pledged Collateral, and Borrowers shall have no access to the Pledged Collateral and no right to withdraw funds from the Pledged Account, and (iii) Borrowers authorize Bank to hold such balances in pledge and to decline to honor any drafts thereon or any requests by Borrowers or any other Person to pay or otherwise transfer any part of such balances.

6.    The first sentence of Section 2.6(c) of the Loan Agreement is amended and restated in its entirety to read as follows:

If this Agreement is terminated prior to the Revolving Maturity Date, Borrowers shall pay a cash fee (“Early Termination Fee”) in the amount of one percent (1.0%) of the Revolving Line; and if this Agreement is terminated prior to the third anniversary of the Closing Date, Borrowers shall pay an additional cash fee in the amount of one percent (1.0%) of the Revolving Line (for an aggregate Early Termination Fee equal to two percent (2.0%) of the Revolving Line).

7.    Section 6.9(c) of the Loan Agreement is amended and restated in its entirety to read as follows:

(c)    Minimum EBITDA. Measured on a monthly basis, Borrowers’ minimum trailing three-month EBITDA shall be at least $300,000.

8.    The following is added to the end of Section 6.14 of the Agreement:

In addition to the foregoing, on or before March 22, 2019, Borrowers shall deliver to Bank an executed landlord consent/waiver with respect to TSS’s leased location in Texas, in form and substance satisfactory to Bank.

9.    Exhibits C and D to the Loan Agreement are replaced in their entirety with the Exhibit C and D attached hereto.

10.    Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof. Each Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

11.    Each Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

12.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof. Notwithstanding the foregoing, Borrowers shall deliver all original signed documents requested by Bank no later than five (5) Business Days following the date of execution.

13.    As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)    this Amendment, duly executed by Borrowers;

(b)    corporate resolutions and incumbency certificate;

(c)    payment of all Bank Expenses incurred through the date of this Amendment; and

(d)    such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

IDENTIV, INC.

By:	/s/ Sandra Wallach
Name:	Sandra Wallach
Title:	CFO

THURSBY SOFTWARE SYSTEMS, LLC

By:	/s/ Sandra Wallach
Name:	Sandra Wallach
Title:	CFO

EAST WEST BANK

By:	/s/ Pa Cheng
Name:	Pa Cheng
Title:	Portfolio Manager, AVP

EXHIBIT C

BORROWING BASE CERTIFICATE

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:          EAST WEST BANK

FROM:    IDENTIV, INC.

The undersigned authorized officer of IDENTIV, INC., on behalf of itself and all other Borrowers, hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrowers and Bank (the “Agreement”), (i) each Borrower is in complete compliance for the period ending                          with all required covenants except as noted below and (ii) all representations and warranties of Borrowers stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that the annual financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and such other financial information is prepared consistently from one period to the next; except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Borrowing Base Certificate	Monthly within 20 days	Yes	No
A/R & A/P Agings	Monthly within 20 days	Yes	No
Inventory report	Monthly within 20 days	Yes	No
Compliance Certificate	Monthly within 20 days	Yes	No
Monthly financial statements with compliance certificate	Monthly within 30 days	Yes	No
Annual financial statements (CPA Audited)	Annually within 180 days of fiscal year end	Yes	No
Annual operating budget, sales projections and operating plans approved by board of directors	Annually no later than 30 days prior to the beginning of each fiscal year	Yes	No
Contact/address list of Borrowers’ account debtors	Within 30 days of FYE	Yes	No
A/R and Collateral Audit	Annual	Yes	No
Deposit balances with Bank	$	Yes	No
Deposit balance outside Bank	$

Financial Covenant	Required	Actual	Complies
Minimum Unrestricted Cash	$4,000,000	$	Yes	No
Minimum trailing 3 month EBITDA - monthly	$300,000	$	Yes	No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,	AUTHORIZED SIGNER
Date:

SIGNATURE	Verified:
AUTHORIZED SIGNER
TITLE	Date:

DATE	Compliance Status Yes No